Exhibit 99.2

                              COMPANY PRESS RELEASE

                    Arete Industries, Inc. Subsidiary Extends
  Purchase Agreement to Complete Deal to Buy Producing Oil and Gas Properties.

                Colorado Oil and Gas, Inc. Gains 31 Day Extension
             to Complete its Acquisition of 13 Producing Wells and
                        5 Development Wells in Colorado.

For Immediate Release
Friday July 1, 2005

NIWOT, Colorado, July 1, 2005 (Business Wire) Arete Industries, Inc. (OTC - Bulletin Board: ARET) announced today that its subsidiary, Colorado Oil and Gas, Inc. (COG), signed an agreement to gain a non-exclusive 31 day extension to its Purchase Agreement signed on May 16, 2005, previously announced on May 24, 2005. The Subsidiary will have until July 31, 2005 to complete its funding and close its acquisition of 13 producing oil and gas properties and 5 development prospects in Colorado. The extension agreement requires a non-refundable deposit of cash and 200,000 additional shares of common stock of the Subsidiary valued at $1.00 per share raising the total purchase price to $2,850,000. During the extension period, Colorado Oil and Gas, Inc. will have the first right of refusal to match any bona-fide third-party offer received by the Seller for the Properties. COG is currently pursuing private equity and debt financing to complete the Purchase.

Bill Stewart, President and CEO of Colorado Oil and Gas, Inc. stated: "We are dedicated to successfully completing the purchase and closing this transaction by the extension deadline. The due diligence process is now complete. The extension will allow us additional time to pursue the financing of this Project and we believe the additional consideration we are paying for the extension is more than justified by the value of the Project and what it means for the future of the Company and its shareholders."

About the Company. Arete Industries, Inc., a development stage company, is a publicly traded holding company with several subsidiaries. Its subsidiary, Colorado Oil and Gas, Inc. ("COG") was formed to pursue the acquisition of small producing oil and gas properties and mineral interests, as an entry strategy to developing into a full size oil and gas company. The Company has one other subsidiary, Aggression Sports, Inc. dba Arete Outdoors, an outdoor sports equipment company that has been inactive since 2001. Recently, the Company determined to restructure and re-activate its Aggression Sports subsidiary under a new business plan currently being developed by the Company's President, Thomas
P. Raabe. The Company has also recently initiated a management restructuring and strategic planning process to develop a new business focus and continues to seek other business acquisitions.

Statement as to Forward Looking Statements. Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect Arete's or COG's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, COG's inability to meet the conditions to acquiring its current project including providing financing to pay the purchase price; unexpected difficulties encountered in the investment market; the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in their businesses that are detailed in their Securities and Exchange Commission ("SEC") filings.


For Further Information Contact:

    Company Contact:  Arete Industries, Inc.     Colorado Oil and Gas, Inc.
    Karen Hemmerle, Corporate Communications     Bill Stewart, President
    Email: khemmerle@areteindustries.com         Email: ir@areteindustries.com
           -----------------------------                ----------------------
    Arete Industries, Inc.                       Colorado Oil and Gas, Inc.
    7102 La Vista Place, Suite 100               7260 Osceola Street
    Niwot, Colorado 80503                        Westminster, Colorado 80030
    Voice: 303-652-3113                          Voice:  303-427-8688
    Fax: 303-652-1488
                                       ###